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                                                                  Exhibit 23.2

Independent Auditors' Consent and Report on Schedules

To the Board of Directors and Stockholders' of R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc.
New York, New York

We consent to the use in this Registration Statement of R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc. on Form S-4, of our reports dated July 10, 1998, on the consolidated financial statements of R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc., appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the consolidated financial statements referred to in our aforementioned reports also included the financial statement schedules of R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc., listed in Item 21(b). These financial statement schedules are the responsibility of the Corporations' management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statements schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth herein.

DELOITTE & TOUCHE LLP

New York, New York

October 27, 1998